================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CD WAREHOUSE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              CD WAREHOUSE, INC.
                              1204 SOVEREIGN ROW
                        OKLAHOMA CITY, OKLAHOMA  73108



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 1, 1998



TO OUR STOCKHOLDERS:


     The 1998 Annual Meeting of Stockholders of CD Warehouse, Inc., a Delaware corporation (the "Company"), will be held at The Westin Hotel, One N. Broadway, Oklahoma City, Oklahoma, on May 1, 1998, at 2:00 p.m., local time, for the following purposes:

     1.  To elect two directors;

     2.  To consider a proposal to amend the Company's 1996 Stock Option
         Plan;

     3. To consider a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1998; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 25, 1998 are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

     The accompanying Proxy Statement contains information regarding the matters to be considered at the Annual Meeting. For reasons outlined therein, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                              BY ORDER OF THE BOARD OF DIRECTORS,


                              Jerry W. Grizzle,
                              President and Chief Executive Officer


Oklahoma City, Oklahoma
April 1, 1998

                               CD WAREHOUSE, INC.

                                 -------------

                                PROXY STATEMENT

                                 -------------


                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 1998


                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CD Warehouse, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and any adjournment of the Annual Meeting.

     This Proxy Statement and accompanying form of proxy, along with the Company's Annual Report for its fiscal year ended December 31, 1997, are first being mailed to holders of the Company's $.01 par value common stock ("Common Stock") on or about April 1, 1998. Stockholders are referred to the Annual Report for financial information concerning the activities of the Company.

     The Board of Directors has established March 25, 1998 as the record date (the "Record Date") to determine stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 1,920,000 shares of Common Stock were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Each proxy which is properly signed, dated and returned to the Company in time for the Annual Meeting, and not revoked, will be voted in accordance with instructions contained therein. If no contrary instructions are given, proxies will be voted "FOR" each of the proposals submitted to a vote of the stockholders. Proxies may be revoked at any time prior to their being exercised by delivering a written notice of revocation or a later dated proxy to the Secretary of the Company. In addition, a stockholder present at the Annual Meeting may revoke his or her proxy and vote in person.

     Election of the director nominees will be by plurality vote. The Company's Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes withheld from nominees for director and abstentions on proposals have the same effect as votes against them. Broker non-votes have no effect on the outcome of the election of directors or other proposals.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, or by telephone, telegraph, facsimile transmission or other means of communication. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

                             ELECTION OF DIRECTORS

                               (PROXY ITEM NO. 1)

     Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at five. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. Currently, the Board of Directors consists of four directors: Jerry W. Grizzle, who is a Class 1 director with a term expiring at the 2000 annual meeting, Gary D. Johnson, who is also a Class 1 director, Ronald
V. Perry, who is a Class 2 director with a term expiring at the 1998 annual meeting, and Christopher M. Salyer, who is a Class 3 director with a term expiring at the 1999 annual meeting. The fifth board seat, which currently is vacant, exists in Class 3. The Board of Directors has nominated (i) Ronald V. Perry for re-election as a Class 2 director for a term expiring at the 2001 annual meeting, and until his successor is elected and qualified, and (ii) Robert O. McDonald for election as a Class 3 director for a term expiring at the 1999 annual meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 1999 or 2000 annual meeting, as the case may be.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR THE TERMS SO SPECIFIED.

     It is the intention of the persons named in the enclosed form of proxy to
vote such proxy for the election of the nominees.   The Board of Directors
expects that the nominees will be available for election but, in the event that nominee are not so available, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.


                 INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following information is furnished for each person who is nominated for election as a director or who is continuing to serve as a director of the Company after the Annual Meeting.

NOMINEE FOR ELECTION AS DIRECTOR FOR TERM EXPIRING IN 1999

     ROBERT O. MCDONALD, age 60, has served as Chairman of the Board of Directors and Chief Executive Officer of Capital West Securities, Inc., an investment banking firm ("Capital West"), since May 1995. Capital West was the managing underwriter for the Company's initial public offering in January 1997. See "Certain Transactions." From June 1994 to May 1995, Mr. McDonald was engaged in managing his personal investments. Prior to June 1994, Mr. McDonald was employed by Stifel Nicolaus & Co., Inc., where he served as Municipal Syndicate Manager. Mr. McDonald also serves as a director of Avalon Community Services, Inc., an Oklahoma based corporation providing private correctional services. Mr. McDonald received his BBA from the University of Oklahoma in 1960.

NOMINEE FOR RE-ELECTION AS DIRECTOR FOR TERM EXPIRING IN 2001

     RONALD V. PERRY, age 48, a Director of the Company since October 1996, has served since August 1986 as President and Chief Operating Officer of Prime Time Travel, Inc., a travel agency specializing providing services to a corporate client base. He has also served since 1985 as the President and Chief Operating Officer of Prime Cut Restaurants, Inc., which owns and operates four restaurants. Mr. Perry received his B.B.A. degree from Oklahoma State University in 1971.

DIRECTOR WHOSE TERM EXPIRES IN 1999

     CHRISTOPHER M. SALYER, age 45, has been a member of the Board of Directors since October 1996. Mr. Salyer is currently serving as the Chairman and Chief Executive Officer of Accounting Principals, Inc., a company specializing in the placement of accounting personnel. From February 1984 through December 1994, Mr. Salyer served as the Chairman and Chief Executive Officer of National Check Cashers Corporation, a retail financial services company. He received his B.B.A. degree from Southern Methodist University in 1973 and received an M.B.A. in 1974 from Babson College in Boston, Massachusetts. Mr. Salyer is a certified public accountant.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

     JERRY W. GRIZZLE, age 44, founded the Company in September 1996 and has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since that time. From 1984 to 1991, Mr. Grizzle was Vice President and Treasurer of Sonic Corporation, a publicly held fast food franchisor with over 1,500 units operating in 26 states, and from 1991 to 1994, he owned and operated Orbit Finer Foods, a privately owned Mexican food product manufacturer. For a four-month period in 1994, Mr. Grizzle served as President of Skolniks, Inc., a publicly held bagel manufacturer ("Skolniks"). Mr. Grizzle resigned from Skolniks in October 1994 as a result of significant disagreements with the Board of Directors over Skolniks' corporate practices; subsequent to Mr. Grizzle's resignation, Skolniks was the subject of an involuntary Chapter 11 proceeding. Mr. Grizzle received his B.S. degree in Accounting from Southwestern Oklahoma State University in 1976 and received an M.B.A. in 1983 from the University of Central Oklahoma. He has completed the curriculum requirements for, and expects to receive, a Ph.D. in Marketing at Oklahoma State University in 1998, and holds the rank of Brigadier General in the Oklahoma Army National Guard.

     GARY D. JOHNSON, age 38, has been Executive Vice President, Chief Operating Officer of the Company and a director of the Company since the Company's inception in September 1996. For the past nine years, from 1987 to 1996, Mr. Johnson served as Vice President of Purchasing and Distribution for Sonic Corp. In such capacity, Mr. Johnson was responsible for cooperative purchasing and management of all procurement functions and distribution for the Sonic system. Mr. Johnson received his B.S. degree in Business Management from Southwestern Oklahoma State University in 1981.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held five meetings during the Company's fiscal year ended December 31, 1997. The Board of Directors has a standing compensation committee. It does not have a standing nominating committee.

     The duties of the Compensation Committee are to determine the salaries, bonuses and other remuneration of the executive officers. The Compensation Committee may make recommendations to the Board of Directors with respect to the Company's compensation policy. Mr. Salyer serves as Chairman of the Compensation Committee and Mr. Perry comprises the remaining Committee member. The Compensation Committee was formed in October 1997 and held no meetings during the fiscal year ended December 31, 1997.

     Each director attended at least 75% of the total number of Board and committee meetings held while serving as a director or committee member during fiscal year 1997.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth as of the Record Date (i) the name and address of each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such stockholder and the percentage of outstanding shares owned and (ii) the number and percentage of outstanding shares of Common Stock beneficially owned by each of the Company's nominees, directors, executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                      COMMON STOCK
                                    -----------------------------------------------
       BENEFICIAL OWNERS              NUMBER OF SHARES       PERCENT OF CLASS/(1)/
       -----------------            ----------------------  -----------------------

     Jerry W. Grizzle*(2)(3)               269,113                   14.00%
     Gary D. Johnson*(2)(4)                 98,600                    5.13%
     Christopher M. Salyer*(2)(5)           13,000                     .68%
     Ronald V. Perry*(2)(6)                  2,800                     .15%
     Robert O. McDonald**(2)(7)             40,606                    2.09%
     Mark E. Kane (8)                      350,000                   18.23%
     All executive officers and
     directors as a group(3)(4)(5)(6)      420,513                   21.81%

_____________________________

*   Director
**  Nominee for director
(1) Percent of class for any stockholder listed is calculated without regard to shares of Common Stock issuable to others upon exercise of outstanding stock options or subscriptions for Common Stock. Any shares a stockholder is deemed to own by having the right to acquire by exercise of an option or by subscription are considered to be outstanding solely for the purpose of calculating that stockholder's ownership percentage.
(2) Address is c/o 1204 Sovereign Row, Oklahoma City, Oklahoma  73108.
(3) Includes options to purchase 2,000 shares of Common Stock which are currently exercisable by Mr. Grizzle and which were granted pursuant to the Company's 1996 Stock Option Plan.
(4) Includes options to purchase 2,000 shares of Common Stock which are currently exercisable by Mr. Johnson and which were granted pursuant to the Company's 1996 Stock Option Plan.
(5) Includes options to purchase 2,000 shares of Common Stock which are currently exercisable by Mr. Salyer and which were granted pursuant to the Company's 1996 Stock Option Plan.
(6) Includes options to purchase 2,000 shares of Common Stock which are currently exercisable by Mr. Perry and which were granted pursuant to the Company's 1996 Stock Option Plan.
(7) Includes 4,356 shares of Common Stock held by Capital West, currently exercisable warrants to purchase 7,350 shares of Common Stock which are held by Mr. McDonald and currently exercisable warrants to purchase 18,900 shares of Common Stock which are held by Capital West. See "Executive Compensation-Certain Transactions."
(8) Address is 1017 N. Central Expressway, Suite 200, Plano, Texas 75075.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq reports of ownership and subsequent changes in ownership of Common Stock and other securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 1997, all filing requirements appplicable to its officers, directors and greater than 10% beneficial owners were met.

                            EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer in fiscal 1997. The Company did not pay compensation to any executive officer prior to the consummation of the Company's initial public offering in January 1997. No executive officer received salary and bonus in excess of $100,000 in 1997.

                                                                                               LONG-TERM
                                                       ANNUAL COMPENSATION                    COMPENSATION
                                                    ------------------------      ------------------------------------
                                                                                       AWARDS OF            ALL
                                                                                        OPTIONS            OTHER
    NAME AND PRINCIPAL POSITION                     YEAR  SALARY(1)   BONUS          (# OFSHARES)(2)    COMPENSATION
                                                    ----  ---------   -----          ---------------    ------------
    Jerry W. Grizzle,                               1997  $93,462     $   -0-            56,000
    Chairman of the Board, President
     and Chief Executive Officer

___________________

(1) Represents Mr. Grizzle'salary for the period commencing January 27, 1997 to December 31, 1997.
(2) Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant.

STOCK OPTIONS GRANTED IN FISCAL 1997

    The following table contains information concerning the grant of stock options during the year ended December 31, 1997 to Jerry W. Grizzle.

                     OPTION GRANTS DURING LAST FISCAL YEAR


                                                          INDIVIDUAL GRANTS
                                       ------------------------------------------------------
                                NUMBER OF
                               SECURITIES         % OF TOTAL
                               UNDERLYING       OPTIONS GRANTED      EXERCISE OR BASE
                                OPTIONS        TO EMPLOYEES IN            PRICE             EXPIRATION
      NAME                      Granted           FISCAL YEAR             ($/SH)               DATE
----------------              -----------      ---------------          ---------           ----------
Jerry W. Grizzle                 56,000          23.73% (1)(2)            (1)                   (1)

________________


   (1) Mr. Grizzle received two separate grants of nonqualified stock options in, respectively, January 1997 and October 1997. Options granted in January 1997 expire in January 2007, vest over three years in 33 1/3% annual increments, beginning on the anniversary of the date of grant, and have an exercise price of $5.00 per share, which was equal to the per share public offering price of the Company's Common Stock on the grant date. Options granted in October 1997 expire in October 2007, vest over three years in 33 1/3% annual increments, beginning on the anniversary of the date of grant, and have an exercise price of $3.75 per share, which was equal to the fair market value per share of the Company's Common Stock on the grant date.
   (2) All options granted under the 1996 Stock Option Plan are nonqualified stock options. During 1997, an aggregate of 236,000 options were granted under such plan. These options become exercisable 33 1/3% per year over a four-year period with the first 33 1/3% vesting on the first anniversary of the date of grant and the remaining 66 2/3% becoming exercisable in equal amounts on and after, respectively, the second and third anniversary of the grant date. Options also become exercisable in the event of a change of control of the Company. Options generally have a term of ten years following the date of grant, unless sooner terminated in accordance with the terms of such plan.

FISCAL YEAR END OPTION VALUES

   The following table sets forth certain information regarding outstanding options granted under the 1996 Stock Option Plan held by Jerry W. Grizzle on December 31, 1997. During 1997, Mr. Grizzle did not exercise any options, nor were any outstanding options repriced by the Company. For the purposes of this table, the "value" of an option is the difference between the market value at December 31, 1997 of the shares of Common Stock subject to the option and the aggregate exercise price of such option.

                                                                 NUMBER OF                     VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                           DECEMBER 31, 1997                   DECEMBER 31, 1997 (1)
             NAME                                     EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
Jerry W. Grizzle, Chairman, President and
Chief Executive Officer                                  2,000            54,000                --             $3,150

______________________

(1) Based on the December 31, 1997 closing price of the Company's Common Stock of $3.813 per share.


EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Grizzle. Mr. Grizzle's agreement, which was originally executed on October 26, 1996, had an initial five-year term commencing on the closing date of the Company's initial public offering. Under the terms of the Grizzle employment agreement, the contract automatically renews for additional five-year terms unless terminated by either the Company or Mr. Grizzle. Under the agreement, Mr. Grizzle receives an annual salary of $100,000. In addition, Mr. Grizzle may be entitled to receive incentive compensation. Such incentive compensation consists of an annual bonus if certain individual and Company objectives are achieved. "Cause" for termination under the agreement includes: the conviction of a felony; the perpetration of a fraud, or misappropriation or embezzlement of property of the Company; willful misconduct with respect to Mr. Grizzle's duties or obligations under his employment agreement; or intentional or continual neglect of duties. For two years following Mr. Grizzle's termination, the Employee is prohibited from engaging in or assisting in any business which is identical, competitive with, or comparable to, the Company's business within any area in which Mr. Grizzle rendered services to the Company. The agreement contains a provision prohibiting Mr. Grizzle subsequent to termination of employment from disclosing to third parties proprietary information relating to the Company.

DIRECTORS' COMPENSATION

    During the fiscal year ended December 31, 1997, directors who were not officers of the Company were paid $1,000 for each meeting attended. Additionally, all directors received an automatic grant of 6,000 options under the Company's 1996 Stock Option Plan. The Board of Directors has proposed that the 1996 Stock Option be amended to increase the automatic grant of options to directors from 6,000 to 10,000. See "Approval of Amendment of 1996 Stock Option Plan." Plan options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. See "Stock Options Granted in Fiscal 1997."

CERTAIN TRANSACTIONS

     At the closing of the Company's initial public offering in January 1997, the Company acquired for a purchase price of $3,200,000 substantially all of the assets of Compact Discs International, Ltd. ("CDIL"), a Texas limited partnership which franchised stores throughout the United States and England under the name "CD Warehouse." A portion of the proceeds of the Company's initial public offering was used to fund the $3.2 million acquisition (the "CDIL Acquisition"), which was consummated simultaneously with the closing of the offering. The assets acquired consisted of all of CDIL's: (a) rights as the franchisor under existing franchise agreements and existing area development agreements; (b) inventory of new and used CD's; (c) accounts, notes and warranty receivables; (d) trademarks and other intellectual property rights;
(e) business records, including but not limited to CDIL's customer lists, vendor lists, prospective franchisee lists, franchise files, accounting and tax records concerning the same, sales literature and promotional materials; (f) software programs; (g) furniture, equipment, files and other assets located at CDIL's corporate offices; and (h) the equity interests of CDIL in CD Warehouse Stores in Tulsa, Oklahoma, Edmond, Oklahoma and Memphis, Tennessee.

     Pursuant to the CDIL Acquisition, Mark E. Kane, the founder and manager of CDIL, was granted a World Wide Area Development Agreement at the closing of that transaction. Under the terms of the Worldwide Area Development Agreement, Kane was granted the right to develop, as a franchisee of the Company, on a worldwide basis (excluding the United States, Mexico and Canada) CD Warehouse franchise operations for a ten year period. The development schedule requires that Mr. Kane open 100 stores during the term of the Worldwide Area Development Agreement, in accordance with an agreed schedule. Failure to open the requisite number of stores pursuant to the schedule could result in termination of the World Wide Area Development Agreement, although such termination would not affect any rights of Mr. Kane to operate CD Warehouse stores already opened and operating under an existing franchise agreement. The Worldwide Area Development Agreement provides that the Company may, at its option for a period of seven years beginning three years from the date of the grant thereof, purchase Mr. Kane's interest in any franchised operations developed pursuant to the agreement. The Worldwide Area Development Agreement provides that Mr. Kane will pay the Company an amount to be jointly determined by the Company and Mr. Kane on a country-by-country basis, provided that the Company will receive a franchise fee of not less than $3,000 per store, a minimum royalty of 1% of gross sales based on individual store sales volume and 20% of the total fee received by Mr. Kane from each subfranchisee. Additionally, at the closing of the CDIL Acquisition, the Company granted Mr. Kane, with no initial franchise fee payable by Mr. Kane, ten domestic CD Warehouse franchise license agreements, pursuant to which Mr. Kane may develop and install, as a franchisee, up to ten separate CD Warehouse franchise stores, subject to the Company's approval as to the location of such stores. Mr. Kane will pay a royalty of 2% of net sales for any CD Warehouse store opened by him pursuant to these franchise agreements.
Mr. Kane was also granted two franchise agreements by the Company for two CD Warehouse Stores operated by Mr. Kane in Ft. Worth, Texas and Plano, Texas pursuant to which Mr. Kane was not be required to pay to the Company any royalties or franchise fee.

     In connection with the CDIL Acquisition, Mr. Kane subscribed for 350,000 shares of Common Stock, at a subscription price of $1.00 per share. Payment of the subscription was conditioned upon the successful completion of the Company initial public offering and the CDIL Acquisition.

     In 1997, the Company was party to a lease agreement with an affiliate of Christopher M. Salyer, a director of the Company, for its temporary executive offices at 722 North Broadway, Oklahoma City, Oklahoma 73102. The total office space of approximately 800 square feet was held under the lease on a month to month basis with monthly lease payment of $600. The Company terminated the lease agreement in May 1997, when it moved to its current location.

    Since May 1995, Robert O. McDonald, a nominee for director of the Company, has served as Chairman of the Board of Directors and Chief Executive Officer of Capital West. Capital West acted as managing underwriter for the Company's initial public offering, completed in January 1997. In connection with the offering, Capital West received approximately $208,000 in discounts, commissions, and non-accountable expense allowances. In addition, Capital West received warrants to purchase 50,000 shares of Common Stock. The warrants are exercisable at a price equal to150% of the initial public offering price for a period of four years commencing January 22, 1998. The warrants, which are assignable, grant to the holders thereof, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the warrants, one demand registration right during the Exercise Period, as well as piggyback registration rights at any time. Of the 50,000 warrants received by Capital West, an aggregate of 31,100 warrants have been assigned to third parties, including 7,350 warrants to Mr. McDonald.

     All future and ongoing transactions between the Company and its directors, officers, principal stockholders or affiliates will be on terms no less favorable to the Company than may be obtained from unaffiliated third parties, and any such transactions will be approved by a majority of the disinterested directors of the Company.

                APPROVAL OF AMENDMENT OF 1996 STOCK OPTION PLAN
                              (PROXY ITEM NO. 2)

     The Board has approved, subject to stockholder approval, an amendment of the Company's 1996 Stock Option Plan (the "1996 Plan") which would (i) increase the maximum aggregate number of shares of Common Stock available for the grant of stock options under the 1996 Plan from 400,000 shares to 600,000 shares, (ii) change the vesting period of stock options granted under the 1996 Plan so that options may be exercised one year from date of grant, as opposed to the vesting schedule currently provided for in the Plan, which provides for incremental vesting in one-third increments over three years from date of grant; (iii) increase the number of shares of Common Stock covered under the automatic annual grant of options to directors of the Corporation from 6,000 to 10,000; and (iv) provide that the number of shares of Common Stock covered under options granted to a director newly appointed by the Board of Directors to fill a vacancy or new Board seat shall be adjusted so that the number of shares covered thereby shall be equal to the number obtained by multiplying 10,000 shares by a fraction, the denominator of which is 12 and the numerator of which shall be the estimated number of months remaining until the next annual stockholders meeting.

     The following is a brief summary of the material features of the 1996 Plan and is qualified in its entirety by express reference to the 1996 Plan, a copy of which will be sent without charge prior to the Annual Meeting to any stockholder requesting it from the Secretary of the Company.

     Options may currently be granted under the 1996 Plan covering a maximum of 400,000 shares of Common Stock. If the proposed amendment is approved by the stockholders, the maximum number of shares covered by the 1996 Plan will increase from 400,000 shares to 600,000 shares. Shares covered by options which terminate without exercise are available for issuance upon the grant of additional options. The number and kind of shares subject to the 1996 Plan and any outstanding options under the 1996 Plan will be appropriately adjusted in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company. The 1996 Plan allows for the grant of either incentive stock options or nonstatutory stock options.

     At December 31, 1997, options to purchase 236,000 shares of the Company's Common Stock were outstanding under the 1996 Plan with exercise prices ranging from $3.125 to $5.00 per share, 8,000 of which were exercisable. As of the same date, no options had been exercised, and 164,000 options remained available for grant. The expiration date for outstanding options granted under the 1996 Plan range from January 27, 2007 to October 10, 2007. These options vest in equal annual installments over three years.

     The 1996 Plan is administered by the Company's Board of Directors, which has the sole authority to determine which eligible persons shall receive options and the terms and provisions of the options. The Board also has the full power and authority to interpret the provisions of the 1996 Plan and any option granted under the 1996 Plan. The Board may delegate administration of the 1996 Plan to a committee of not less than two members of the Board. The Board has delegated administration of the Plan to the Compensation Committee of the Board.

     Employees, directors and consultants of the Company and any subsidiary of the Company are eligible to receive options under the 1996 Plan, with only employees eligible to receive incentive stock options. At December 31, 1997, approximately 40 persons were eligible to receive grants under the 1996 Plan. The Board has the discretion to set the exercise price for options granted under the 1996 Plan, provided that the exercise price per share for each incentive stock option cannot be less than the fair market value on the date of grant. The Board also has broad discretion as to the other terms and conditions upon which options granted shall be exercisable, but under no circumstances will an option have a term exceeding ten years from the date of grant. On March 25, 1998, the closing price of the Company's Common Stock on the Nasdaq SmallCap Market was $6.625 per share.

     The purchase price for shares issued under the 1996 Plan may be paid by cash or such other means deemed acceptable by the Board, including the payment of all or part of the exercise price with shares previously acquired by the optionee. The Company also facilitates the cashless exercise of options through customary brokerage arrangements.

     Each option expires on the date established by the Board for that option, except that no option may be exercised later than ten years after the date of grant and no incentive stock option granted to a person owning greater than 10% of the total combined voting power of all classes of stock of the Company may be exercised later than five years after the date of grant. Options generally terminate upon the termination of the optionee's employment, except as otherwise determined by the Board, and for up to one year after termination in the event of death or three months in the event of disability. The Board also has the authority to extend the post-termination exercise period, although not beyond the original option expiration date, and to accelerate unvested portions of an option upon the termination of employment. Options are not transferable by the optionee other than by will or the laws of descent and distribution.

     The 1996 Plan provides that in the case of certain reorganizations, mergers or consolidations of the Company with one or more corporations, or the sale of substantially all of the Company's assets, all outstanding options, including unvested installments, shall be accelerated and be exercisable in full beginning immediately prior to the consummation of the transaction unless such options are assumed in some manner as part of the transaction or new options or securities are substituted for them.

     The 1996 Plan provides that the Board may at any time amend or terminate the 1996 Plan, although no amendment or termination may adversely affect any previously granted option without the consent of the holder of the option. Unless sooner terminated by the Board, the 1996 Plan will terminate in December 2006.

     Under currently applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), an optionee will not be deemed to receive any income for federal tax purposes upon the grant of an option under the 1996 Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option the tax consequences are as follows:


     1. Upon the exercise of a nonstatutory option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of the market value of the shares on the date of exercise over the cost of such shares to the optionee subject in certain circumstances to a $1 million ceiling on the deductibility by the Company of certain executive officers' compensation during any year; and

     2. Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon sale, measured as the difference between the option exercise price and the sale price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

     There is no charge against income required by the Company in connection with the grant of an option or exercise of an option for cash.

     Under the Code, an option will generally be disqualified from receiving incentive stock option treatment if it is exercised more than three months following termination of employment. However, if the optionee is disabled, such statutory treatment is available for one year following termination. If the optionee dies while employed by the Company or within three months thereafter, the statutory time limit is waived altogether. In no event do these statutory provisions extend the optionee's right to exercise an option beyond its term.

     The foregoing summary of the 1996 Plan is qualified in its entirety by the 1996 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

     At the Annual Meeting, stockholders will be asked to approve the amendment of the 1996 Plan. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote "FOR" the proposal.


                     RATIFICATION OF INDEPENDENT AUDITORS
                              (PROXY ITEM NO. 3)

     The Board of Directors has selected the firm of Ernst & Young LLP as auditors to make an examination of the consolidated financial statements of the Company for the year ending December 31, 1998. The Company has been informed that Ernst & Young LLP will have representatives at the Annual Meeting who will have an opportunity to make statements if they desire to do so and who will be available to respond to appropriate questions.

     The Board of Directors recommends you vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors for the ensuing year.


                             STOCKHOLDER PROPOSALS

     At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

     Stockholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1999 proxy material, a stockholder's proposal must be received not later than January 31, 1999 by the Company at 1204 Sovereign Row, Oklahoma City, Oklahoma 73108, Attention: Secretary.

     In addition, the By-Laws provide that in order for business to be brought before a stockholders' meeting, a stockholder must deliver written notice to or mailed and received at the principal executive offices of the Company not less than forty (40) days prior to the Annual Meeting; provided, however, that in the event less than forty-five (45) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder must be so received not later than the fifth day following the day on which such notice of the date of the Annual Meeting was mailed or such disclosure was made, but not less than five days prior to the Annual Meeting. A stockholder's notice to the Secretary shall set forth (a) a brief description of the business to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(c) the class and number of shares of the Company which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice,. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in the By-Laws. The chairman of the Annual Meeting shall, if the facts warrant, determine that business was not properly brought before the Annual Meeting and in accordance with the provisions of Article II, Section 12 of the By-Laws, and if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

     In addition, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or stockholder's notice is delivered to or mailed and received at the principal executive offices of the Company not fewer than forty
(40) days prior to the Annual Meeting, provided, however, that in the event that less than forty-five (45) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Each notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    If the chairman of the Annual Meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of Article III, Section 4 of the By-Laws, such nomination shall be void.

                                 OTHER MATTERS

    The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.


                                   BY ORDER OF THE BOARD OF DIRECTORS


April 1, 1998
                                   /s/ BRUCE W. DAY
                                   ---------------------------------
                                   Bruce W. Day, Secretary

                               CD WAREHOUSE, INC                      ---------
                            OKLAHOMA CITY, OKLAHOMA                   |  SEE  |
                                                                      |REVERSE|
                         PROXY/VOTING INSTRUCTION CARD                |  SIDE |
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ---------
                    FOR THE ANNUAL MEETING ON MAY 1, 1998.

     The undersigned hereby appoints Jerry W. Grizzle and Doyle E. Motley, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of CD WAREHOUSE, INC., to be held on May 1, 1998, at 2:00 p.m., local time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

P    1.  Your vote for the election of Class 3 Director (nominee Robert O.
         McDonald) and Class 2 Director (nominee Ronald V. Perry) may be indicated on the reverse.
R
     2. Your vote for the proposal to amend the Company's 1996 Stock Option Plan to (i) increase the maximum aggregate number of shares of common
O stock available for the grant of stock options under the 1996 Plan from 400,000 shares to 600,000 shares, (ii) change the vesting period of stock options granted under the 1996 Plan so that options may be
X exercised one year from date of grant, as opposed to the vesting schedule currently provided for in the Plan, which provides for incremental vesting in one-third increments over three years from date
Y of grant; (iii) increase the number of shares of common stock covered under the automatic annual grant of options to directors of the Company from 6,000 to 10,000; and (iv) provide that the number of shares of common stock covered under options granted to a director newly appointed by the Board of Directors to fill a vacancy or new Board seat shall be pro-rated for the number of months elapsed since the last annual meeting of stockholders, may be indicated on the reverse.

     3. Your vote to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1998 may be indicated on the reverse.

     YOUR VOTE IS IMPORTANT! Please sign and date on the reverse and return promptly in the enclosed postage paid envelope.

     Comments:
              ------------------------------------------------------------------

     ---------------------------------------------------------------------------
      (If you have written in the above space, please mark the "Comments" box on the reverse of this card.)

-----
| X |  Please mark your
-----  votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3

1.  Election of Directors (see reverse)         FOR     WITHHELD
    For all nominee(s) except vote              [ ]       [ ]
    withheld from the following:

    -----------------------------------

2.  Amend 1996 Stock Option Plan (see reverse)  FOR     AGAINST      ABSTAIN
                                                [ ]       [ ]          [ ]
3.  Ratify appointment of Ernst & Young LLP     FOR     AGAINST      ABSTAIN
    (see reverse)                               [ ]       [ ]          [ ]
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[ ] Change of Address and Comments on Reverse Side

                NOTE: Please sign exactly as name appears on this card. Joint Owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

                        -----------------------------------------------

                        -----------------------------------------------
                        SIGNATURE(S)                               DATE